UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2024

NU RIDE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, 19th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 202-2200

LORDSTOWN MOTORS CORP.

2300 Hallock Young Road

Lordstown, Ohio 44481

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NRDE	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on June 27, 2023, Lordstown Motors Corp., a Delaware corporation (the “Company”), and its subsidiaries (collectively, the “Debtors”), commenced voluntary proceedings under chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 proceedings currently are being jointly administered under the caption In re: Lordstown Motors Corp., et al., Cases No. 23-10831 through 23-10833 (the “Chapter 11 Cases”). We expect the case caption to reflect the Company’s name change to Nu Ride Inc. in the near future.

As previously disclosed, on March 5, 2024, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Third Modified First Amended Joint Chapter 11 Plan of Lordstown Motors Corp. and Its Affiliated Debtors (as may be further modified, amended, or supplemented, the “Plan”). Following the entry of the Confirmation Order and all conditions to Plan effectiveness being satisfied, the Debtors emerged from bankruptcy on March 14, 2024 (the “Effective Date”) under the name “Nu Ride Inc.” In connection with its emergence from bankruptcy, the Company relocated its headquarters from Lordstown, Ohio to New York, New York. The Company remains incorporated in Delaware.

Post-emergence, the Company’s equity interests remain outstanding, with the same CUSIP number (54405Q209) as before the Chapter 11 Cases. The Class A common stock of the Company continues to trades on the OTC Pink Market and, as of the Effective Date, the ticker symbol has changed from “RIDEQ” to “NRDE.”

The summary descriptions of the Plan and the Confirmation Order in this Form 8-K (this “Form 8-K”) do not purport to be complete and are qualified in their entirety by reference to the full text of the Confirmed Plan and the Confirmation Order, which were previously filed as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2024 (the “Confirmation Form 8-K”), and are incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to 2020 Equity Incentive Plan

In accordance with the Plan, on March 14, 2024, the New Board (as defined below) approved, adopted and ratified an amendment (the “Amendment”) to the Company’s 2020 Equity Incentive Plan, as amended to increase the number of shares of Class A common stock reserved for issuance thereunder to an aggregate of 3,000,000 shares. The Company’s 2020 Equity Incentive Plan provides for the award of stock options (including incentive and non-qualified), stock appreciation rights, restricted stock unit awards, restricted stock awards, performance unit awards, and performance stock awards. Employees, consultants and directors of the Company are eligible to receive awards under the 2020 Equity Incentive Plan.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

Pursuant to the Plan, as of the Effective Date, the following persons no longer serve on the board of directors of the Company: Daniel A. Ninivaggi, Joseph B. Anderson, Jr., Keith Feldman, David T. Hamamoto, Edward T. Hightower, Jane Reiss, Laura J. Soave, Dale Spencer, and Angela Strand.

Termination of Executives

Pursuant to the Plan, as of the Effective Date, the employment of the following executive officers of the Company was terminated: Messrs. Ninivaggi and Hightower and Adam Kroll. In connection with such termination, each entered into a severance agreement with the Company on terms previously approved by the board of directors and the Bankruptcy Court.

Severance Agreements

Pursuant to the Plan, on March 13, 2024, the Company entered into a Severance Settlement Agreement (the “Severance Agreement”) with each of Messrs. Ninivaggi, Hightower and Kroll (each, a “Former Executive”). The Severance Agreements provide for certain payments and benefits to each Former Executive in consideration of obligations that existed under employment agreements with each Former Executive and in connection with providing consulting services to the Company upon emergence.

The Severance Agreements provide that each Former Executive receives an allowed general unsecured claim for severance on the Effective Date in the following amounts: Mr. Ninivaggi: $550,000; Mr. Hightower: $975,267; and Mr. Kroll: $685,000; (each, a “Proposed Allowed Employee Claim”), in exchange for their agreement to (a) release certain claims against the Debtors, (b) comply with restrictive covenants, including confidentiality and assignment of inventions covenants, under the Employment Agreements and other agreements with the Company containing these terms and (c) consult with the post-Effective Date Company for a specified number of hours over a six-month period for no additional consideration in the case of Messrs. Ninivaggi and Hightower and for a specified rate with respect to continuing SEC reporting obligations and certain other responsibilities for Mr. Kroll. In each case, the Former Executives will provide support with respect to the claims reconciliation process, satisfaction of applicable SEC and other regulatory requirements, filing of tax returns, and assistance with respect to prosecution of causes of action retained by the Company pursuant to the Plan.

Distributions with respect to the Proposed Allowed Employee Claims will be made as follows: (a) distribution on account of two thirds of the Proposed Allowed Employee Claim is to be made within 30 days of the Effective Date and (b) the remainder is to be made within 120 days of the Effective Date. The Former Executives are not entitled to a greater percentage recovery than other allowed general unsecured claims and are entitled to any subsequent “holdback” distributions that are made under the Plan.

Any unvested RSUs and options held by the Former Executives as of the Effective Date vested in full. PSUs held as of the Effective Date by Mr. Kroll vested in full, while those held by Messrs. Ninivaggi and Hightower terminated. Vested options will remain exercisable for three months following the Effective Date.

Appointment of New Board

Pursuant to the Plan, the following persons were appointed to the board of directors of the Company as of the Effective Date (the “New Board”): Alexander C. Matina, Andrew L. Sole, Michael J. Wartell, Neil Werner and Alexandre Zyngier. Biographical information about each of the members of the New Board is set forth in the Annual Report on Form 10-K filed by the Company on February 28, 2024 and such biographical information is hereby incorporated by reference.

As required by the Company’s Third Amended and Restated Certificate of Incorporation (as defined below), the New Board has been divided into three classes, designated Class I, Class II and Class III. The term of the initial Class I directors (Mr. Weiner) shall expire at the annual meeting of the stockholders of the Company to be held in 2025; the term of the initial Class II directors shall expire at the annual meeting of the stockholders of the Company to be held in 2026 (Messrs. Zyngier and Wartell), and the term of the initial Class III directors (Messrs. Sole and Matina) shall expire at the annual meeting of the stockholders of the Company to be held in 2027, or, in each case, on the earlier of such persons death, resignation or removal.

The New Board has approved quarterly compensation of board members of $12,000 in cash and $8,000 in fair market value equity compensation to be issued under the Company’s 2020 Equity Compensation Plan, both paid in arrears.

Appointment of New Chief Executive Officer

On the Effective Date, in accordance with the Plan, William Gallagher was appointed as the Chief Executive Officer, President, Secretary, and Treasurer of the Company. Biographical information about Mr. Gallagher is set forth in the Annual Report on Form 10-K filed by the Company on February 28, 2024 and such biographical information is hereby incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Charter

Pursuant to the terms of the Plan, on the Effective Date, the Company's Second Amended and Restated Certificate of Incorporation was amended and restated in its entirety (the "Third Amended and Restated Certificate of Incorporation"). The Third Amended and Restated Certificate of Incorporation provides for, as compared to the Second Amended and Restated Articles of Incoproration, among other things, (i) the Company’s new name; (ii) the classification of the New Board into three classes as described under Item 5.02 above, and (iii) the adoption of certain net operating loss (NOL) trading restrictions, as set forth in the Plan and described in the Confirmation Form 8-K. The indemnification provisions were amended to incorporate certain provisions of the Plan with respect to the treatment of matters arising prior to the Effective Date. The Certificate of Designation of the Company’s Series A Convertible Preferred Stock remains in effect.

Amended and Restated Bylaws

Pursuant to the terms of the Plan, on the Effective Date, the Company's bylaws, as in effect immediately prior to the Effective Date, were amended and restated in their entirety (the "Second Amended and Restated Bylaws"). The indemnification provisions were amended to incorporate certain provisions of the Plan with respect to the treatment of matters arising prior to the Effective Date.

Copies of the Third Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The information set forth under “Explanatory Note” is incorporated by reference into this Item 7.01.

Share Retention

On March, 14, 2024, the New Board has approved, adopted and ratified the retention of an aggregate of 193,221 shares of the Company’s Class A common stock from the Former Executives and other former employees at value of $1.71 per share to satisfy tax withholding obligations with respect to the vesting and settlement of certain outstanding equity incentive awards held by such persons as of the Effective Date.

Press Release

On March 14, 2023, the Company issued a press release reporting its emergence from bankruptcy. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Exhibits

Exhibit Number	Exhibit Description
3.1	Third Amended and Restated Certificate of Incorporation of Nu Ride Inc.
3.2	Second Amended and Restated Bylaws of Nu Ride Inc.
99.1	Press release, dated March 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU RIDE INC.

	By:	/s/ William Gallagher
	Name:	William Gallagher
Date: March 15, 2024	Title:	Chief Executive Officer, President, Secretary, and Treasurer